SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20579


                                FORM 8-K
                             CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported) October 25, 1995

                                EMC CORPORATION
             (Exact name of registrant as specified in its charter)

       MASSACHUSETTS            1-9853                   04-2680009
     (State or other          (Commission              (IRS Employer
      jurisdiction of          File Number)          Identification No.)
      incorporation)

         171 SOUTH STREET, HOPKINTON, MASSACHUSETTS             01748-9103
      (Address of principal executive offices)                    (Zip Code)

                              (508) 435-1000
             Registrant's telephone number, including area code:

                                   N/A
       (Former name or former address, if changed since last report)


          Item 5.   Other Events.

                    On October 25, 1995, EMC Corporation (the
          "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, EMC Merger Corporation 1995, a Delaware corporation and a wholly owned subsidiary of EMC ("Sub"), and McDATA Corporation, a Delaware corporation ("McDATA"). Pursuant to the Merger Agreement, Sub shall merge with and into McDATA and McDATA shall survive such merger as a wholly owned subsidiary of the Company. McDATA, a privately held company, specializes in high-bandwidth networking solutions for large-scale computing applications.

                    Completion of the transaction is subject to several conditions, including appropriate regulatory review and approval of McDATA's shareholders. Subject to satisfaction of these and other conditions, the closing of the transactions contemplated by the Merger Agreement is expected to occur during the current quarter. EMC and McDATA intend to treat the Merger as a "pooling of interests" for accounting and financial reporting purposes.

                    A copy of the October 25, 1995 press release announcing the Merger Agreement is attached as Exhibit
          99.1 hereto and is incorporated by reference herein.

          Item 7.   Financial Statements, Pro Forma Financial
                    Information and Exhibits.

               (c)  Exhibits.

          Exhibit No.              Description

               99.1      EMC Corporation Press Release dated
                         October 25, 1995


                                  SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   EMC CORPORATION

                                   By: /s/ Paul T. Dacier
                                      Paul T. Dacier
                                      Vice President and
                                        General Counsel

          October 27, 1995



                                Exhibit Index

          Exhibit                                        Sequential
          No.       Description                          Page No.

          99.1      EMC Corporation Press Release dated
                    October 25, 1995


                                                       EXHIBIT 99.1

          News from EMC Corporation

          FOR IMMEDIATE RELEASE                 Contact:  John Ryan
                                                          508-435-1000

                      EMC ANNOUNCES AGREEMENT TO ACQUIRE
                             MCDATA CORPORATION,
                 LEADING DATA CENTER NETWORKS SWITCH SUPPLIER

          STRATEGIC INVESTMENT IN COLORADO-BASED TECHNOLOGY LEADER POSITIONS EMC FOR FUTURE ROLE IN NETWORKED INFORMATION STORAGE

                    HOPKINTON, Mass. -- October 25, 1995 -- EMC
          Corporation, the world's leading independent supplier of intelligent storage and retrieval technology, today announced an agreement to acquire McDATA Corporation, a leader in data center network switching solutions, in a pooling-of-interests stock transaction valued at approximately $230 million.

                    The transaction includes the acquisition of more than $50 million in McDATA working capital, most of which is cash and accounts receivable. The exact number of shares of EMC common stock to be issued will be determined at the closing. Based on current market conditions, the acquisition of McDATA is expected to be accretive to EMC's earnings, adding 8-10 cents per share in 1995. Completion of this transaction is subject to several conditions, including appropriate regulatory review and approval of McDATA's shareholders. Subject to satisfaction of these conditions, the companies expect to complete the transaction during the current quarter.

                    EMC plans to operate McDATA as a wholly owned subsidiary. Jack McDonnell, McDATA President and CEO and one of the company's founders, will continue in his present role and report to Michael C. Ruettgers, EMC President and CEO.

                    Based in Broomfield, Colorado, McDATA
          Corporation is a privately held company specializing in high-bandwidth networking solutions for large-scale computing applications. Founded in 1982, McDATA has 150 employees and expects 1995 revenues to exceed $150 million. Its flagship product, the ESCON Director, is a high-speed fiber-optic-based network switch designed to connect computers and peripherals within today's data center. Marketed by IBM Corporation under an exclusive OEM agreement, the ESCON Director has enabled McDATA to become the leading supplier of data center network switching solutions. ESCON, or Enterprise Systems Connection Architecture, is IBM's fiber-optic-based channel architecture for high-speed data communications between mainframe computers and associated peripheral devices such as storage systems.

                    "This acquisition will position EMC to play an even more critical role in helping customers establish information-centric computing strategies, as the processor-centric models of the past fade away," said Ruettgers, EMC President and CEO. "McDATA's communications expertise will help position EMC at the center of the networked data center and open systems worlds. We now have the opportunity to extend our market leadership in intelligent storage to the network and become the premier supplier of networked storage solutions for the entire enterprise."

                    "McDATA Corporation is a successful company with leading-edge technology, a strong management team, impressive technical talent, and significant financial strength," Ruettgers continued. "We believe McDATA's strategy complements EMC's. Like EMC, McDATA's most important technical expertise is in software. We expect McDATA to accelerate our growth into new markets as well as provide direct, immediate benefits to our revenue and profitability."

                    McDATA President and CEO McDonnell said, "This acquisition will enable EMC to capitalize on the burgeoning market for data center and open systems network switching solutions. McDATA's ESCON Director is the leading fiber-optic-based switch on the mainframe market today. EMC will benefit from McDATA's expertise in networking. Our core competencies, developed over the past 13 years, in high-bandwidth, high-speed connectivity can be leveraged to exploit future opportunities."

                    "Several technology trends are converging to drive the market for data center network switching solutions," McDonnell continued. "These trends include the explosion in storage capacity requirements; wide recognition of the greater need for centralized management of information; increased information sharing and access; migration to open systems computing; demand for higher-speed storage and retrieval solutions; and changes in the nature of information. Collectively, these trends point toward tremendous opportunities for EMC and McDATA to join together and capitalize on."

                    Ruettgers noted, "EMC has pursued a strategy in recent years of complementing its strong, internally fueled growth with selected technology acquisitions that leverage and extend our own technology and build upon our presence in important, growing markets. This agreement is consistent with our strategy."

                    EMC Corporation, based in Hopkinton, Mass., is a world leader in enterprise-wide information storage and retrieval technology, designing systems for mainframe, midrange and open systems environments. The company has offices worldwide and trades on the New York Stock Exchange under the symbol EMC.

                                    # # #

           ESCON and Enterprise Systems Connection Architecture are trademarks of IBM Corporation.